Exhibit 3.1

The First State

1, JEFFREY W. BULLOCK, SECRETARY OF STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “UTEK CORPORATION”, CHANGING ITS NAME FROM “UTEK CORPORATION” TO “INNOVARO, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2010, AT 2:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3068837 8100

AUTHENTICATION: 8108492

100733655	DATE: 07-13-10

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:54 PM 07/12/2010

Filed 02:52 PM 07/12/2010

SRV 7733655 - 3068837 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

UTEK CORPORATION

UTEK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. On January 18, 2010, the Board of Directors of the Corporation duly adopted a resolution regarding a proposed amendment of the Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing that the amendment be submitted to a vote of the stockholders of the Corporation at the annual meeting of the stockholders,

2. The proposed amendment is as follows:

Article 1, in its entirety, of the Certificate be revoked, declared null and void and of no further effect and in lieu thereof, the following article is adopted, approved and ratified:

Article I. NAME

The name of the Corporation is Innovaro, Inc.

3. That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation at the annual meeting of the stockholders of the Corporation on July 8, 2010 approved and adopted the amendment with the necessary number of shares as required by statute voting in favor of the amendment.

4. That said amendment was duly adopted in accordance with the provision, of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, as Secretary of the Corporation, has executed this Certificate of Amendment to Certificate of Incorporation on this 8th day of July 2010.

UTEK CORPORATION

By:	/s/ Carole R. Wright, CFO
Carole R. Wright, Chief Financial
Officer, Treasurer and Secretary